Exhibit 99.1

To:	Directors and Executive Officers of Wind River Systems, Inc.

From:	Mike Coleman

Date:	June 5, 2009

Re:	Restrictions on Trading Wind River Systems, Inc. Securities

Reason for the Blackout Period and This Notice

Pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR (i.e., Blackout Trading Restriction), promulgated by the Securities and Exchange Commission (“SEC”), this notice has been provided in order to notify you of a trading restriction that needs to be imposed because of a blackout period (the “Blackout Period”) under the Wind River Systems, Inc. 401(k) Plan (the “401(k) Plan”). This Blackout Period is necessary for preventing allegations of trading based on material non-public information held by employees of Wind River Systems, Inc. (the “Company”), including material information that will not be publicly available until the commencement of the tender offer by Intel Corporation, in accordance with the terms and conditions of the Agreement and Plan of Merger by and among the Company, APC II Acquisition Corporation and Intel Corporation (“Intel”) (the “Merger Agreement”).

As a result of the Blackout Period, pursuant to Rule 104 of Regulation BTR, the Company is required to timely notify its directors and executive officers, as well as the SEC, of the Blackout Period. This letter constitutes a Rule 104 notice of a blackout period.

Blackout Period

This Blackout Period began effective on June 4, 2009. This Blackout Period is expected to end on June 16, 2009, or, if earlier, the date upon which both of the following documents are on file with the Securities Exchange Commission: (i) a Solicitation/Recommendation Statement on Schedule 14D-9, filed by the Company, and (ii) a Tender Offer Statement on Schedule TO, filed by Intel. If there is a change in the length of the Blackout Period, the end date for this Blackout Period will be communicated to you as soon as it is known. You may also obtain, without charge, information as to whether the Blackout Period has begun or ended by contacting:

De Anna Mekwunye

Wind River Systems, Inc.

Manager, Stock Administration

500 Wind River Way

Alameda, CA 94501

Telephone: (510) 749 2172

Facsimile: (510) 217 3593

Trading Restrictions

Whether or not you participate in the 401(k) Plan, your ability to exercise and/or receive stock options or other equity awards or otherwise trade in Company Common Stock held outside of the 401(k) Plan will be restricted during the Blackout Period. Specifically, during the Blackout Period, you will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Company’s Common Stock and certain derivative securities, including stock options, if you acquired such shares or derivative securities in connection with your service or employment as a director or executive officer. This restriction does not apply to securities of Company Common Stock that were not acquired in connection with your service as a director or executive officer. However, you should note that there is a rebuttable presumption that any securities sold during a blackout period are not exempt from the rule (i.e., you will bear the burden of proving that the securities were not “acquired in connection with service or employment”). In addition, certain transactions are exempt from these rules under Regulation BTR of the Securities Exchange Act of 1934, but the exemptions are narrow and you should consult with me before taking any action involving Company stock while the Blackout Period is in effect.

Please note that these trading prohibitions also apply to Company securities held by immediate family members sharing your household, held in trust and held by certain partnerships and corporations.

The trading restrictions set forth in this notice are in addition to the restrictions on trading activity under the Company’s insider trading policy.

Questions

If you have any questions regarding this notice or the trading restrictions, please feel free to contact me. If you have questions regarding the Blackout Period, please also feel free to contact:

Amy Wireman

Wind River Systems, Inc.

Director, Compensation, Benefits and HR Operations

Telephone: (510) 749 2355

Facsimile: (510) 749 2302